                   ROSENBERG & LIEBENTRITT, P.C. LETTERHEAD



                               September 9, 1996



Equity Residential Properties Trust
Board of Trustees
Two North Riverside Plaza
Suite 400
Chicago, Illinois  60606

Ladies and Gentlemen:

     We are acting as counsel to Equity Residential Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with its registration statement on Form S-3, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed public offering of up to $500,000,000 in aggregate amount of its common shares of beneficial interest, $0.01 par value ("Common Shares"), and one or more series of its (i) preferred shares of beneficial interest, $0.01 par value (the "Preferred Shares"), and (ii) depositary shares representing fractional interests in Preferred Shares (the "Depositary Shares" and, together with the Preferred Shares and the Common Shares, the "Securities"), including the proposed public offering of up to 4,600,000 of the Company's Depositary Shares, each representing a 1/10 fractional interest in a share of the Company's 9 1/8% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (liquidation preference $250.00 per share) (liquidation preference equivalent to $25.00 per Depositary Share) (the "Series C Preferred Shares"), all of which Depositary Shares are to be sold by the Company as set forth in the prospectus, dated January 22, 1996, which forms a part of the Registration Statement (the "Prospectus"), and as set forth in the Prospectus Supplement, dated September 4, 1996, relating to the Depositary Shares representing the Series C Preferred Shares (the "Prospectus Supplement"). This opinion letter is furnished to you at your request to enable the Company to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(b), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

     1.   An executed copy of the Registration Statement.

     2. The Amended and Restated Declaration of Trust, as amended and supplemented, of the Company (the "Declaration of Trust"), as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

Equity Residential Properties Trust
Board of Trustees
September 9, 1996
Page 2



     3. The Articles Supplementary to the Declaration of Trust relating to the Series C Preferred Shares as filed with the Maryland State Department of Assessments and Taxation (the "SDAT") on September 9, 1996 ("Articles Supplementary").

     4. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

     5. Executed copies of the Purchase Agreement dated November 1, 1995 among the Company, ERP Operating Limited Partnership and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and the Terms Agreement dated September 4, 1996 among the Company, ERP Operating Limited Partnership, Merrill Lynch, Pierce, Fenner and Smith Incorporated, Smith Barney Inc., A.G. Edwards & Sons, Inc., Lehman Brothers Inc. and Prudential Securities Incorporated (collectively, the "Underwriting Agreement").

     6. The Deposit Agreement dated September 9, 1996 (the "Deposit Agreement") between the Company and The First National Bank of Boston (the "Depositary").

     7. Resolutions of the Board of Trustees of the Company adopted on September 8, 1995, relating to the filing of the Registration Statement and on July 31, 1996 relating to the issuance of the Series C Preferred Shares and resolutions adopted by the Pricing Committee of the Board of Trustees of the Company on September 4, 1996 relating to the designation and issuance of the Series C Preferred Shares and the issuance and sale of the Depositary Shares underlying the Series C Preferred Shares and arrangements in connection therewith, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

     We have not, except as specifically identified above, made any independent review or investigation of factual or other matters, including the organization, existence, good standing, assets, business or affairs of the Company. In our examination of the aforesaid documents, we have assumed the genuiness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     We call your attention to the fact that our firm only requires lawyers to be qualified to practice law in the State of Illinois and, in rendering the foregoing opinions, we express no

Equity Residential Properties Trust
Board of Trustees
September 9, 1996
Page 3


opinion with respect to any laws relevant to this opinion other than the laws and regulations identified herein. With respect to the opinions below that relate to the laws of the State of Maryland, with your consent, we rely solely on the opinion of Hogan & Hartson L.L.P., a copy of which is attached hereto as Exhibit A.

     Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) execution and delivery of the depositary receipts representing the Depositary Shares in the form contemplated and authorized by the Deposit Agreement, (ii) issuance of the Series C Preferred Shares pursuant to the terms of the Deposit Agreement and the Underwriting Agreement, (iii) receipt by the Company of the consideration for the Depositary Shares specified in the resolutions of the Board of Trustees and the Pricing Committee referred to above and the Underwriting Agreement, and (iv) due execution and filing of the Articles Supplementary with the Maryland State Department of Assessments and Taxation, the Series C Preferred Shares will be validly issued, fully paid and nonassessable under the Maryland REIT Statute, and the Depositary Shares will represent valid interests therein.

     To the extent that the obligations of the Company and the rights of any holder of the Depositary Shares under the Deposit Agreement may be dependent upon such matters, we assume for purposes of this opinion that the applicable Depositary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Depositary is duly qualified to engage in the activities contemplated by the Deposit Agreement; that the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and binding obligation of the Depositary enforceable against the Depositary in accordance with its terms; that the Depositary is in compliance, with respect to acting as a Depositary under the Deposit Agreement, with all applicable laws and regulations; and that the Depositary has the requisite organizational and legal power and authority to perform its obligations under the Deposit Agreement.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely in connection with the filing by the Company of a Current Report on Form 8-K (the "Form 8-K") on the date of this opinion letter, which Form 8-K will be incorporated by reference into the Registration Statement. We hereby consent to the filing of this opinion letter with the Form 8-K. This opinion letter should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

Equity Residential Properties Trust
Board of Trustees
September 9, 1996
Page 4


     We hereby consent to be named in the Registration Statement, and in the Prospectus, as attorneys who will pass upon the legality of the Securities to be sold thereunder. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                              Very truly yours,

                              ROSENBERG & LIEBENTRITT, P.C.


                              By:  /s/ Ruth Pinkham Haring
                                --------------------------
                                  Vice President

                                                                       EXHIBIT A


                       Hogan & Hartson L.L.P. Letterhead



                               September 9, 1996



Rosenberg & Liebentritt, P.C.
Two North Riverside Plaza
Suite 1515
Chicago, Illinois 60606


Ladies and Gentlemen:

          We are acting as special Maryland counsel to Equity Residential Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with its registration statement on Form S-3, as amended (the "Registration Statement"), previously declared effective by the Securities and Exchange Commission relating to the proposed public offering of up to $500,000,000 in aggregate amount of its common shares of beneficial interest, $.01 par value ("Common Shares") and one or more series of its (i) preferred shares of beneficial interest, $.01 par value (the "Preferred Shares"), and (ii) depositary shares representing fractional interests in Preferred Shares (the "Depositary Shares" and, together with the Preferred Shares and Common Shares, the "Securities"), all of which Securities may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion letter is rendered in connection with the proposed public offering of up to 4,600,000 of the Company's Depositary Shares (the "Depositary Shares"), each representing a 1/10 fractional interest in a share of the Company's Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share (liquidation preference $250.00 per share) (the "Series C Preferred Shares"), all of which Depositary Shares are to be sold by the Company. This opinion letter is furnished to you at the Company's request to enable the Company to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.  An executed copy of the Registration Statement.

Rosenberg & Liebentritt, P.C.
September 9, 1996
Page 2


          2. The Amended and Restated Declaration of Trust, as amended, of the Company (the "Declaration of Trust"), as certified by the Maryland State Department of Assessments and Taxation (the "SDAT") on September 5, 1996 and the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          3. The Articles of Supplementary to the Amended and Restated Declaration of Trust relating to the Series C Preferred Shares as filed with the SDAT on September 9, 1996 ("Articles Supplementary").

          4. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          5. Executed copies of the Purchase Agreement dated November 1, 1995 among the Company, ERP Operating Limited Partnership and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Terms Agreement dated September 4, 1996 among the Company, ERP Operating Limited Partnership, Merrill Lynch, Pierce, Fenner and Smith Incorporated, Smith Barney Inc., A.G. Edwards & Sons, Inc., Lehman Brothers Inc. and Prudential Securities Incorporated (collectively, the "Underwriting Agreement").

          6. The Deposit Agreement dated September 9, 1996 between the Company and The First National Bank of Boston (the "Deposit Agreement").

          7. Resolutions of the Board of Trustees of the Company adopted on September 8, 1995, relating to the filing of the Registration Statement and on July 31, 1996 relating to the issuance of the Series C Preferred Shares and resolutions adopted by the Pricing Committee of the Board of Trustees on September 4, 1996 relating to the designation and issuance of the Series C Preferred Shares and the issuance and sale of the Depositary Shares underlying the Series C Preferred Shares and arrangements in connection therewith, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to

Rosenberg & Liebentritt, P.C.
September 9, 1996
Page 3


authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on Title 8 of the Corporation and Associations Article of the Annotated Code of Maryland (the "Maryland REIT Statute"). We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

          Based upon, subject to and limited by the foregoing, we are of the opinion that following issuance of the Series C Preferred Shares underlying the Depositary Shares pursuant to the terms of the Underwriting Agreement and receipt by the Company of the consideration for the Series C Preferred Shares specified in the resolutions of the Board of Trustees and the Pricing Committee referred to above, the Series C Preferred Shares will be validly issued, fully paid and nonassessable under the Maryland REIT Statute.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing by the Company of a Current Report on Form 8-K (the "Form 8-K") on the date of this opinion letter, which Form 8-K will be incorporated by reference into the Registration Statement. We hereby consent to the filing of this opinion letter with the Form 8-K. This opinion letter should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

          We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                    Very truly yours,



                                    HOGAN & HARTSON L.L.P.